Exhibit 99.1
For Immediate Release
Mediacom Communications Reports Results
for First Quarter 2009
Middletown, NY — May 11, 2009 — MEDIACOM COMMUNICATIONS CORPORATION (Nasdaq: MCCC) today reported financial results for the three months ended March 31, 2009. Mediacom Communications will hold a teleconference today at 10:30 a.m. Eastern Time to discuss its financial results. A live broadcast of the teleconference can be accessed through our web site at www.mediacomcc.com.
Pro Forma First Quarter 2009 Financial Highlights *
•	Revenues increased 7.0% to $357.7 million

•	Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”) grew 8.0% to $134.2 million[1,2]

•	Revenue generating units (“RGUs”) grew sequentially by 59,000, 74% higher than the unit growth in fourth quarter 2008[1]
Actual First Quarter 2009 Financial Highlights *
•	Revenues increased 6.1% to $360.4 million

•	Adjusted OIBDA rose 7.4% to $135.1 million[2]

•	Operating income increased 16.0% to $74.9 million

•	Free cash flow rose 337% to $31.4 million, or $0.39 per basic weighted average share
“We had an unexpectedly good start to 2009, particularly given the continuing poor economic conditions,” stated Rocco B. Commisso, Mediacom’s Chairman and CEO. “Our strong rebound in RGU additions from the fourth quarter of 2008, coupled with effective control of operating expenses and capital investment, led to record quarterly free cash flow. Though cautious about our operating results for the remainder of the year, we are confident in our ability to deliver at least $1.00 per share of after-tax free cash flow in 2009.”
“Despite the additional borrowings necessary to complete the Morris transaction, under which we repurchased 30% of our stock outstanding, we were able to reduce our financial leverage as of March 31, 2009, in relation to both the fourth quarter 2008 and the prior year period. Our free cash flow generation and significant financial flexibility, in the form of currently available revolving credit commitments totaling $629.2 million, positions us well to further our competitive advantages, enhance the products and services we deliver to our customers, and ultimately create more value for our shareholders,” concluded Mr. Commisso.

*	See Notes on Page 3 regarding pro forma presentation and Adjusted OIBDA.

Pro Forma Three Months Ended March 31, 2009 Compared to Pro Forma Three Months Ended March 31, 2008
Operating results and year-over-year changes are presented on a pro forma basis for the three months ended March 31, 2008 and 2009, to take into account our divestiture of non-strategic cable systems under the Exchange Agreement with affiliates of Morris Communications Corporation. See “Morris Transaction” below for information regarding the Exchange Agreement. These cable systems served approximately 25,000 basic subscribers and 51,000 RGUs. For the periods presented, see Table 7 for pro forma summary operating statistics, Table 8 for the pro forma presentation of operating data and Table 9 for a reconciliation of actual and pro forma operating data.
Revenues rose 7.0% to $357.7 million due to growth in high-speed data and phone customers and, to a lesser extent, higher advanced video service fees.
•	Video revenues increased 3.5% from the first quarter of 2008, largely due to higher service fees from our advanced video products and services, including DVRs and HDTV. During the quarter, we added 4,000 basic subscribers, as compared to an increase of 2,000 basic subscribers for the same period last year.

During the quarter, digital customers grew by 17,000, compared to an increase of 27,000 in the prior year period, ending the quarter with 650,000 customers, or 50.1% penetration of basic subscribers. As of March 31, 2009, 34.9% of digital customers were taking DVR and/or HDTV services.

•	High-speed data revenues rose 14.1%, primarily due to a 10.6% year-over-year increase in unit growth. During the quarter, high-speed data customers grew by 24,000, compared to a gain of 30,000 in the prior year period, ending the quarter with 748,000 customers, or 26.8% penetration of estimated homes passed.

•	Phone revenues grew 36.4%, mainly due to a 28.2% year-over-year increase in phone customers and, to a lesser extent, a reduction in discounted pricing. During the quarter, phone customers grew by 14,000, as compared to a gain of 19,000 in the prior year period, ending the quarter with 259,000 phone customers, or 10.1% penetration of estimated marketable phone homes.

•	Advertising revenues were down 14.3%, largely as a result of a sharp decline in automotive and local advertising.
Total operating costs grew 6.4%, primarily due to increases in programming unit costs and, to a lesser extent, higher expenses relating to employee staffing and phone service costs, offset in part by a reduction in vehicle fuel and repair expenses.
Adjusted OIBDA rose 8.0%, resulting in a margin of 37.5%, compared to a margin of 37.2% for the same period last year. Operating income increased 15.3%, mainly due to the increase in Adjusted OIBDA.

Liquidity and Capital Resources
We have included the Condensed Statements of Cash Flows for the three months ended March 31, 2009 and 2008 in Table 3 to provide more details regarding liquidity and capital resources.
Significant sources of cash for the three months ended March 31, 2009 were:
•	Net cash flows from operating activities of $84.5 million; and

•	Net bank financing of $84.0 million.
Significant uses of cash for the three months ended March 31, 2009 were:
•	Capital expenditures of approximately $54.8 million; and

•	Repurchase of shares of our Class A common stock totaling $110.0 million, which represents the cash portion of the Exchange Agreement. See “Morris Transaction” below.
Free cash flow was $31.4 million for the three months ended March 31, 2009, as compared to $7.2 million in the prior year period. See Table 6 for further detail.
Morris Transaction
On September 7, 2008, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with affiliates of Morris Communications Company, LLC. On February 13, 2009, we completed the Exchange Agreement pursuant to which we exchanged all of the outstanding shares of stock of a wholly owned subsidiary, which held (i) non-strategic cable television systems located in Western North Carolina serving approximately 25,000 basic subscribers, and (ii) approximately $110 million in cash, for 28,309,674 shares of Mediacom Class A common stock owned by an affiliate of Morris Communications. William S. Morris III, a then member of our Board of Directors, controls Morris Communications. Pursuant to the terms of the Exchange Agreement, William S. Morris III and Craig S. Mitchell resigned from our Board on February 13, 2009.
Financial Position
At March 31, 2009, our total net debt outstanding (total debt less cash balances) was $3.331 billion, a reduction of $28 million, after taking into account $110 million in debt incurred during the quarter to complete the Morris Transaction. Our net debt leverage was 6.2 times as of March 31, 2009, as compared to 6.4 times for the prior year period. As of the same date, our unused credit facilities were $629.2 million, all of which could be borrowed and used for general corporate purposes based on the terms and conditions of our debt arrangements. As of the date of this press release, about 74% of our total debt was at fixed interest rates or subject to interest rate protection.
Notes:
1.	We have presented certain pro forma operating and financial information on a comparable basis to reflect the disposition of non-strategic cable systems under the Exchange Agreement as if it occurred on December 31, 2007. These non-strategic cable systems were located in Western North Carolina, and served approximately 25,000 basic subscribers. See “Morris Transaction” above for information regarding the Exchange Agreement, and for the periods presented, see Table 7 for pro forma summary operating statistics, Table 8 for pro forma operating data and Table 9 for a reconciliation of actual to pro forma data.

2.	Adjusted OIBDA excludes non-cash, share-based compensation charges.

Company Description
Mediacom Communications is the nation’s eighth largest cable television company and one of the leading cable operators focused on serving the smaller cities and towns in the United States. Mediacom Communications offers a wide array of broadband products and services, including traditional video services, digital television, video-on-demand, digital video recorders, high-definition television, high-speed data access and phone service. More information about Mediacom Communications can be accessed on the Internet at: www.mediacomcc.com.
Forward Looking Statements
In this press release, we state our beliefs of future events and of our future financial performance. In some cases, you can identify those so-called “forward-looking statements” by words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “may,” “plans,” “potential,” “predicts,” “should” or “will,” or the negative of those words and other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those we anticipate, many of which are beyond our control. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: competition for video, high-speed data and phone customers; our ability to achieve anticipated customer and revenue growth and to successfully introduce new products and services; greater than anticipated effects of economic downturns and other factors which may negatively affect our customers’ demand for our products and services; increasing programming costs and delivery expenses related to our products and services; changes in consumer preferences, laws and regulations or technology that may cause us to change our operational strategies; changes in assumptions underlying our critical accounting polices which could impact our results; fluctuations in short term interest rates which may cause our interest expense to vary from quarter to quarter; our ability to generate sufficient cash flow to meet our debt service obligations; liquidity and overall instability in the credit markets which may impact our ability to refinance our debt, as our revolving credit facilities begin to expire in September 2011 and other substantial debt becomes due in 2013 and beyond, in the same amounts and on the same terms as we currently experience; and the other risks and uncertainties discussed in this press release, in our Annual Report on Form 10-K for the year ended December 31, 2008 and other reports or documents that we file from time to time with the SEC. Statements included in this press release are based upon information known to us as of the date that this press release is filed with the SEC, and we assume no obligation to update or alter our forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as required by applicable federal securities laws.
Tables:
(1) Consolidated Statements of Operations
(2) Condensed Consolidated Balance Sheets
(3) Condensed Consolidated Statements of Cash Flows
(4) Capital Expenditure Data
(5) Reconciliation Data — Historical
(6) Calculation — Free Cash Flow
(7) Pro Forma Summary Operating Statistics
(8) Pro Forma Operating Data
(9) Reconciliation of Actual to Pro Forma Data
(10) Use of Non-GAAP Financial Measures
Contact:
Investor Relations
Calvin Craib
Senior Vice President,
Corporate Finance
(845) 695-2675
Media Relations
Thomas Larsen
Vice President,
Legal and Public Affairs
(845) 695-2754

TABLE 1
Actual Results
Consolidated Statements of Operations
(All amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,		Percent
	2009	2008	Change
Video	$234,369	$228,506	2.6%
High-speed data	86,906	76,903	13.0
Phone	26,600	19,546	36.1
Advertising	12,563	14,724	(14.7)

Total revenues	$360,438	$339,679	6.1%

Service costs	$152,761	$140,510	8.7%
SG&A expenses	65,712	66,716	(1.5)
Corporate expenses	6,881	6,681	3.0

Total operating costs	$225,354	$213,907	5.4%

Adjusted OIBDA	$135,084	$125,772	7.4%

Non-cash, share-based compensation charges	1,745	1,312	33.0
Depreciation and amortization	58,394	59,844	(2.4)

Operating income	$74,945	$64,616	16.0%

Interest expense, net	$(48,921)	$(54,589)	(10.4)%
Loss on derivatives, net	(1,671)	(24,074)	NM
Gain (loss) on sale of cable systems, net	13,817	(170)	NM
Other expense, net	(2,465)	(1,849)	33.3

Gain (loss) before provision for income taxes	35,705	(16,066)	NM
Provision for income taxes	(13,343)	(14,569)	NM

Net income (loss)	$22,362	$(30,635)	NM

Basic weighted average shares outstanding	80,597	97,645
Basic earnings (loss) per share	$0.28	$(0.31)

Diluted weighted average shares outstanding	83,607	97,645
Diluted earnings (loss) per share	$0.27	$(0.31)
Adjusted OIBDA margin (a)	37.4%	37.0%
Operating income margin (b)	20.7%	19.0%

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

(a)	Represents Adjusted OIBDA as a percentage of revenues.

(b)	Represents operating income as a percentage of revenues.

TABLE 2
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	March 31,	December 31,
	2009	2008
ASSETS
Cash and cash equivalents	$69,345	$67,111
Subscriber accounts receivable, net	79,427	81,086
Prepaid expenses and other assets	21,051	17,615
Deferred tax assets	6,555	8,260
Assets held for sale	—	1,693

Total current assets	$176,378	$175,765

Property, plant and equipment, net	1,471,405	1,476,287
Intangible assets, net	2,021,068	2,022,219
Other assets, net	31,687	33,785
Assets held for sale	—	10,933

Total assets	$3,700,538	$3,718,989

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$267,997	$268,574
Deferred revenue	55,075	54,316
Current portion of long-term debt	134,375	124,500
Liabilities held for sale	—	2,020

Total current liabilities	$457,447	$449,410

Long-term debt, less current portion	3,265,625	3,191,500
Deferred tax liabilities	392,288	380,650
Other non-current liabilities	48,542	44,073

Total stockholders’ deficit	(463,364)	(346,644)

Total liabilities and stockholders’ deficit	$3,700,538	$3,718,989

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

TABLE 3
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net cash flows provided by operating activities	$84,450	$51,504

CASH FLOWS USED IN INVESTING ACTIVITIES:
Capital expenditures	$(54,778)	$(63,990)

Net cash flows used in investing activities	$(54,778)	$(63,990)

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
New borrowings	$260,125	91,000
Repayment of debt	(176,124)	(75,657)
Net settlement of restricted stock units	(1,543)	(433)
Repurchases of Class A common stock for cash	(110,000)	(12,938)
Other financing activities (including book overdrafts)	104	13,016

Net cash flows (used in) provided by financing activities	$(27,438)	$14,988

Net increase (decrease) increase in cash	2,234	2,502
CASH AND CASH EQUIVALENTS, beginning of period	67,111	19,388

CASH AND CASH EQUIVALENTS, end of period	$69,345	$21,890

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest, net of amounts capitalized	$55,045	$57,984

NON-CASH TRANSACTION — FINANCING:
Assets held for sale exchanged for Class A common stock	$29,284	$—

TABLE 4
Capital Expenditure Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008

Customer premise activity	$31,798	$36,410
Commercial	1,219	1,297
Scalable infrastructure	8,945	11,155
Line extensions	2,669	3,207
Upgrade/Rebuild	6,547	4,196
Support capital	3,600	7,725

Total	$54,778	$63,990

TABLE 5
Reconciliation Data — Historical
Reconciliation of Adjusted OIBDA to Operating Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Adjusted OIBDA	$135,084	$125,772
Non-cash, share-based compensation charges	(1,745)	(1,312)
Depreciation and amortization	(58,394)	(59,844)

Operating income	$74,945	$64,616

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

TABLE 5
(Continued)
Reconciliation of Free Cash Flow to Net Cash Flows
Provided by Operating Activities
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Free cash flow	$31,385	$7,179
Capital expenditures	54,778	63,990
Other income (expenses), net	155	(1,649)
Change in assets and liabilities, net	(1,868)	(18,016)

Net cash flows provided by operating activities	$84,450	$51,504

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.
TABLE 6
Calculation — Free Cash Flow
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Adjusted OIBDA	$135,084	$125,772
Cash taxes	—	(14)
Capital expenditures	(54,778)	(63,990)
Interest expense, net	(48,921)	(54,589)

Free cash flow	$31,385	$7,179

Note:	Certain reclassifications have been made to prior period amounts to conform to the current period presentation.

TABLE 7
Pro Forma Summary Operating Statistics (a)
(Unaudited)

	March 31,	December 31,	March 31,
	2009	2008	2008
Estimated homes passed	2,790,000	2,790,000	2,772,000

Total revenue generating units (RGUs)(b)	2,954,000	2,895,000	2,754,000
Quarterly RGU additions	59,000	34,000	78,000

Customer relationships(c)	1,382,000	1,376,000	1,373,000

Video
Basic subscribers	1,297,000	1,293,000	1,301,000
Quarterly basic subscriber additions (losses)	4,000	(6,000)	2,000
Digital customers	650,000	633,000	575,000
Quarterly digital customer additions	17,000	20,000	27,000
Digital penetration(d)	50.1%	49.0%	44.2%

High-speed data
High-speed data customers	748,000	724,000	676,000
Quarterly high-speed data customer additions	24,000	11,000	30,000
High-speed data penetration(e)	26.8%	25.9%	24.4%

Phone
Estimated marketable phone homes(f)	2,564,000	2,564,000	2,510,000
Phone customers	259,000	245,000	202,000
Quarterly phone customer additions	14,000	9,000	19,000
Phone penetration(g)	10.1%	9.6%	8.0%

Average total monthly revenue per basic subscriber(h)	$91.89	$91.17	$85.70

(a)	Pro forma results reflect disposition of non-strategic cable systems under the Exchange Agreement as if they occurred on December 31, 2007. The data in the chart below is actual operating statistics for the disposed cable systems for the periods presented.

	Actual	Actual
	December 31,	March 31,
	2008	2008
Estimated homes passed	64,000	64,000

Basic subscribers	25,000	25,000
Digital customers	10,000	9,000
High-speed data customers	13,000	12,000
Phone customers	3,000	2,000

Total RGUs	51,000	48,000

(b)	Represents the total of basic subscribers, digital customers, data customers and phone customers at the end of each period.

(c)	Represents the total number of customers that receive at least one level of service, encompassing video, data and phone, without regard to which service(s) customers purchase.

(d)	Represents digital customers as a percentage of basic subscribers.

(e)	Represents data customers as a percentage of estimated homes passed.

(f)	Represents the estimated number of homes to which the Company is currently marketing phone service.

(g)	Represents phone customers as a percentage of estimated marketable phone homes.

(h)	Represents average monthly revenues for the last three months of the period divided by average basic subscribers for such period.

TABLE 8
Pro Forma Operating Data(a)
(All amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,		Percent
	2009	2008	Change
Video	$232,582	$224,714	3.5%
High-speed data	86,205	75,573	14.1
Phone	26,439	19,377	36.4
Advertising	12,490	14,577	(14.3)

Total revenues	$357,716	$334,241	7.0%

Service costs	$151,401	$137,639	10.0%
SG&A expenses	65,214	65,655	(0.7)
Corporate expenses	6,880	6,681	3.0

Total operating costs	$223,495	$209,975	6.4%

Adjusted OIBDA	$134,221	$124,266	8.0%

Non-cash, share-based compensation charges	1,745	1,312	33.0
Depreciation and amortization	58,394	58,698	(0.5)

Operating income	$74,082	$64,256	15.3%

(a)	Pro forma results for this period reflect the disposition of non-strategic cable systems under the Exchange Agreement as if it occurred on December 31, 2007.

TABLE 9
Reconciliation of Actual to Pro Forma Data
(All amounts in thousands, except per share data)
(Unaudited)

	Actual	Pro Forma	Pro Forma
	Results	Adjustments	Results
Three Months Ended March 31, 2009(a)
Total revenues	$360,438	$(2,722)	$357,716

Operating costs (excluding depreciation and amortization)	225,354	(1,859)	223,495

Adjusted OIBDA	$135,084	$(863)	$134,221
Non-cash, share based compensation charges	1,745	—	1,745
Depreciation and amortization	58,394	—	58,394

Operating income	$74,945	$(863)	$74,082

Three Months Ended March 31, 2008(b)
Total revenues	$339,679	$(5,438)	$334,241

Operating costs (excluding depreciation and amortization)	213,907	(3,932)	209,975

Adjusted OIBDA	$125,772	$(1,506)	$124,266
Non-cash, share based compensation charges	1,312	—	1,312
Depreciation and amortization	59,844	(1,146)	58,698

Operating income	$64,616	$(360)	$64,256

(a)	Actual results for this period reflect the disposition of non-strategic cable systems under the Exchange Agreement on February 13, 2009. Pro forma adjustments and pro forma results for the same period reflect such disposition as if it occurred on December 31, 2007.

(b)	Pro forma adjustments and pro forma results for this period reflect the disposition of non-strategic cable systems under the Exchange Agreement as if it occurred on December 31, 2007.

TABLE 10
Use of Non-GAAP Financial Measures
“Adjusted OIBDA” and “Free Cash Flow” are not financial measures calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States. We define Adjusted OIBDA as operating income before depreciation and amortization and non-cash, share-based compensation charges, and Free Cash Flow as Adjusted OIBDA less interest expense, net, cash taxes and capital expenditures.
Adjusted OIBDA is one of the primary measures used by management to evaluate our performance and to forecast future results. We believe Adjusted OIBDA is useful for investors because it enables them to assess our performance in a manner similar to the methods used by management, and provides a measure that can be used to analyze, value and compare the companies in the cable television industry, which may have different depreciation and amortization policies, as well as different non-cash, share-based compensation programs. A limitation of Adjusted OIBDA, however, is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management utilizes a separate process to budget, measure and evaluate capital expenditures. In addition, Adjusted OIBDA has the limitation of not reflecting the effect of our non-cash, share-based compensation charges.
Free Cash Flow is used by management to evaluate our ability to service our debt and to fund continued growth with internally generated funds. We believe Free Cash Flow is useful for investors for the same reasons and provides measures that can be used to analyze, value and compare companies in the cable television industry. Our definition of Free Cash Flow eliminates the impact of quarterly working capital fluctuations.
Adjusted OIBDA and Free Cash Flow should not be regarded as alternatives to operating income, net income or net loss as indicators of operating performance, or to the statement of cash flows as measures of liquidity, nor should they be considered in isolation or as substitutes for financial measures prepared in accordance with GAAP. We believe that operating income is the most directly comparable GAAP financial measure to Adjusted OIBDA, and that net cash flows provided by operating activities is the most directly comparable GAAP financial measure to Free Cash Flow. Reconciliations of historical presentations of Adjusted OIBDA and Free Cash Flow to their most directly comparable GAAP financial measures are provided in Table 6. We are unable to reconcile these non-GAAP measures on a forward-looking basis primarily because it is impractical to project the timing of certain events, such as the initiation of depreciation relative to network construction projects, or changes in working capital.